SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported): February 9, 2006

                                FONAR CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                        0-10248                       11-2464137
---------------               ----------------               -------------------
(State or other               (Commission File                (I.R.S. Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)

                                110 Marcus Drive
                            Melville, New York 11747
                                 (631) 694-2929
              ---------------------------------------------------
               (Address, including zip code, and telephone number
                   of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written  communications  pursuant  to  Rule  425 under  the  Securities  Act
    (17 CFR 230.425)
[ ] Soliciting   material   pursuant  to  Rule 14a-12  under  the  Exchange  Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


Item 2.02(a) Results of Operations and Financial Condition.

On February 9, 2006, the Company issued a press release reporting its results of operations and financial condition for the three and six month periods ended December 31, 2005. For the six month period ended December 31, 2005 (first half of fiscal 2006), we reported a net loss of $13.7 million on revenues of $20.7 million as compared to net income of $1.9 million on revenues of $54.6 million for the six month period ended December 31, 2004 (first half of fiscal 2005). For the fiscal quarter ended December 31, 2005 (second quarter of fiscal 2006), we reported a net loss of $5.4 million on revenues of $10.5 million as compared to net income of $1.1 million on revenues of $29.5 million for the fiscal quarter ended December 31, 2004 (second quarter of fiscal 2005).


Exhibits

     99. Press Release dated February 9, 2006


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FONAR CORPORATION
                                                (Registrant)

                                                By: /s/ Raymond Damadian
                                                    Raymond Damadian
                                                    President and Chairman

Dated:   February 10, 2006